UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K describes recent developments regarding the appointment of Cynthia Abercrombie as a director of Banc of California, N.A. (the “Bank”), a wholly owned subsidiary of Banc of California, Inc., a Maryland corporation (the “Company”), and an amendment of the Company’s bylaws. Please see below for additional information regarding these developments.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2016, the Board of Directors (the “Board”) of the Company approved Amendment No. 1 to the Company’s Fourth Amended and Restated Bylaws (the “Bylaw Amendment”), effective immediately. The Bylaw Amendment establishes a majority voting and resignation process for all director elections. The Bylaw Amendment requires a majority of the shares of capital stock entitled to vote at any meeting for the election of directors at which a quorum is present to elect a nominee to the Board. If a nominee who is an incumbent director is not elected and no successor has been elected at the meeting, then the nominee must promptly tender his or her resignation for consideration by the Board’s Compensation, Nominating and Corporate Governance Committee (the “Committee”). The Committee will recommend to the Board the action to be taken with respect to the resignation. The Board will act on the tendered resignation, taking into account the Committee’s recommendation, and publicly disclose its decision within 90 days from the date of the certification of the election results. If the Board does not accept the incumbent director’s resignation, the director will continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal.

A copy of the Bylaw Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the Bylaw Amendment.

Item 8.01 Other Events.

On June 30, 2016, the Board of Directors of the Bank appointed Cynthia Abercrombie as a director of the Bank, effective July 1, 2016.

Ms. Abercrombie has more than 40 years of experience in the banking industry. She served as Executive Vice President, Deputy Chief Risk Officer and Bank Secrecy Act (BSA) Officer of the Bank from December 2013 until her retirement in March 2016, and thereafter served as a risk consultant to the Boards of Directors of the Company and the Bank until her appointment as a director of the Bank became effective on July 1, 2016. Prior to joining the Bank, she served as Executive Vice President, Director of Internal Credit Review, Senior Credit Risk Officer, Chief Compliance Officer and BSA Officer of First Community Bank, Webster, Texas, from October 2009 to December 2013. Over the course of her career, Ms. Abercrombie has worked for a number of other financial institutions, several bank regulatory agencies and the consulting practice of Deloitte & Touche, primarily in the areas of compliance, credit risk management and troubled assets.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed on the Exhibit Index accompanying this Current Report on Form 8-K are filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

July 1, 2016	/s/ John C. Grosvenor
John C. Grosvenor
Executive Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Number	Description

3.1	Banc of California, Inc. Amendment No. 1 to the Fourth Amended and Restated Bylaws dated June 30, 2016.

5